SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                         Date of report: July 29, 1998
                       (Date of earliest event reported)


                          NORTH EAST INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)


            Maine                      0-11184            01-0278387
(State or other jurisdiction of      (Commission       (I.R.S. Employer
 incorporation or organization)        File No.)      Identification No.)


                    482 Payne Road, Scarborough, Maine 04074
              (Address of principal executive offices) (Zip code)


Registrant's telephone number:   (207) 883-2232



ITEM 5.  OTHER EVENTS.

SALE OF SHARES BY BALLANTRAE. North East Insurance Company ("NEIC" or the "Company") has received notice of a sale by Ballantrae Partners, LLC of 810,000 shares of NEIC Common Stock, representing approximately 26.6% of the currently outstanding shares. According to a Schedule 13D amendment filed by Ballantrae on July 2, 1998, the sale was consummated on June 29, 1998. Ballantrae describes the sale as having been made in four separately negotiated private transactions. According to the filing, Ballantrae has no further ownership of NEIC Common Stock.

With the sale of its shares, Ballantrae gave notice to the Company of its termination of the August 22, 1996 standstill agreement with NEIC. Under
Section 5(i) of that agreement, either party may terminate the agreement if Ballantrae's percentage ownership drops below 10% through transactions permitted by the agreement. Section 4(a) permits Ballantrae to resell shares in "a private sale to a person who will not (to Ballantrae's knowledge after reasonable investigation) thereby own 10% or more of the outstanding NEIC stock."

NEIC has also received a Schedule 13G filing by Richard H. Konrad, reporting his purchase of 299,000 shares of NEIC Common Stock, representing approximately 9.8% of the outstanding shares. Mr. Konrad is associated with Lincluden Management Limited, of Oakville, Ontario. Mr. Konrad's filing contains a certification that the shares "were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect."

NEIC has been advised that Mr. Konrad is one of the four purchasers to whom Ballantrae sold its shares. To the Company's knowledge, the other three purchasers are The Foothold Fund, L.P. (84,000 shares), Capitol Indemnity Corporation (299,000 shares), and Everest Partners, L.P. (128,000 shares).

Foothold had previously acquired 215,000 shares of NEIC stock in 1997. According to an amended Schedule 13D filed by Foothold on July 7, 1998, Foothold now owns 299,000 NEIC shares, representing approximately 9.8% of the outstanding NEIC shares. Peter A. Russ, the president of Foothold's general partner, was elected to the NEIC Board of Directors in May 1998 and was re-elected to that position at the NEIC Annual Meeting of Shareholders on June 25, 1998.

The Company has received no confirmation of the total shares beneficially owned by Capitol Indemnity or Everest Partners.

ANNUAL MEETING OF SHAREHOLDERS. At the Annual Meeting of Shareholders held on June 25, 1998, the shareholders re-elected all members of NEIC's Board of Directors (consisting of Edward B. Batal, Terence P. Cummings, Robert A. Hancock, Deborah L. Harmon, Wilson G. Hess, Joseph M. Hochadel, Jonathan S. Kern, Robert G. Schatz, Bruce H. Suter, Murry N. Gunty, and Peter A. Russ. The shareholders also rejected a proposed staggered board amendment, ratified the appointment of auditors, approved a charter amendment to increase the number of authorized shares of Commmon Stock, and rejected a proposed increase in the number of authorized shares under NEIC's existing Stock Option Plan.



                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       NORTH EAST INSURANCE COMPANY


Date: July 10, 1998                    By: /s/ Robert G. Schatz
                                           President and Chief
                                           Executive Officer